UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VIQ SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5915 Airport Road, Suite 700 Mississauga, Ontario Canada	L4V 1T1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares (no par value per share)	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-256717

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares (“Common Shares”) of VIQ Solutions Inc. (the “Registrant”). The description of the Registrant’s Common Shares under the sections captioned “Description of Securities Being Distributed” and “Other Matters Relating to the Securities” in the base shelf prospectus, which is included in the Registrant’s registration statement on Form F-10 (File No. 333-256717) (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2021, as subsequently amended by Amendment No. 1 to such Registration Statement filed with the Commission on June 10, 2021, and declared effective by the Commission on June 11, 2021, is incorporated herein by reference.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIQ SOLUTIONS INC.
(Registrant)

Date: August 6, 2021

By:	/s/ Alexie Edwards
Name:	Alexie Edwards
Title:	Chief Financial Officer